Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Preliminary Fourth Quarter and Fiscal Year 2025 Results

Expects Record Fiscal Year Revenue, Net Income, Adjusted EBITDA and Cash Flow

HENDERSON, Nev., August 19, 2025 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, announced selected preliminary financial results for its fiscal fourth quarter and fiscal year ended June 30, 2025.

Based on preliminary unaudited information, Research Solutions expects the following results for its fiscal fourth quarter 2025:

•	Platform revenue expected to be up 21% from the prior-year quarter to approximately $5.2 million; Annual recurring revenue ("ARR") to increase approximately 20% from the prior-year quarter to $20.9 million.

•	Total revenue expected to increase 3% from the prior-year quarter to approximately $12.4 million.

•	Positive income from operations of approximately $1.2M and positive net income over $2.3M. The net income result includes a $1.1 million favorable adjustment related to the finalization of the earn-out calculation with respect to the Scite acquisition (see more details below).

•	Adjusted EBITDA of approximately $1.6 million, a 15% increase from the prior-year quarter.

•	Cash flow from operations of approximately $2.3 million, and ending cash balance above $12.2 million.

The Company also expects the following results for the full year Fiscal 2025:

•	Platform revenue up approximately 36% from fiscal 2024 to near $19 million.

•	Total revenue expected to increase 10% from fiscal 2024 to approximately $49.1 million.

•	Corporate gross margin above 49%, compared to 44% in fiscal 2024.

•	GAAP net income of approximately $1.3 million (which is inclusive of the Scite earn-out adjustment noted above); Adjusted EBITDA of approximately $5.3 million.

•	Cash flow from operations in excess of $7.0 million, nearly double the outcome from fiscal 2024.

The Company is also able to make the following statements with respect the Scite earn-out:

•	The Scite earn-out has been finalized at approximately $15.4M.

•	In accordance with the merger agreement, the earn-out was to be paid 50% in cash and 50% in stock over eight quarters.

•	Through an offer to Scite’s former shareholders, subject to certain limitations, such shareholders could request more cash than stock as part of their payout. As a result of this offer, the mix of the earn-out payments will be approximately 62% in cash and 38% in stock.

•	The first cash and stock payment was made earlier this month with seven remaining payments to take place each quarter until completed in May 2027.

"As we execute on our strategic plan, we continue to experience strong results on both the top and bottom line. Our preliminary fourth quarter and fiscal year 2025 results reflect the continued momentum in our business, particularly within our Platforms business, for which ARR grew 20% for the year, and its ARR is now approaching $21 million," said Roy W. Olivier, President and CEO of Research Solutions. "I am more than pleased with the growth Scite has delivered and how it has served to optimize the solution offering we can provide our customers. Our Adjusted EBITDA and cash flow results positioned us to pay less of the Scite earn-out in stock, which is a sign of our continued optimism in the business. As I have discussed in past earning calls, we are focused on making progress toward the weighted “rule of 40” based on our ARR growth and Adjusted EBITDA margin. For fiscal year 2025, our weighted rule of 40 was 34% and we are aiming to improve on that for fiscal year 2026. We look forward to delivering full fiscal year 2025 results in September and to a strong fiscal year 2026."

Research Solutions expects to report its full fiscal fourth quarter and fiscal year 2025 results on September 18, 2025. Information on the conference call details will be provided in a separate press release.

Annual Recurring Revenue

The Company defines annual recurring revenue ("ARR") as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company’s operating results.

Adjusted EBITDA is defined as net income (loss), plus interest expense, other (income) expense, foreign currency transaction loss (gain), provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise.

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the Company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the Company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding our expected results for our fiscal fourth quarter and fiscal year ended June 30, 2025, earnout assumptions related to acquisitions and the Company’s expected operational performance. The preliminary financial and operating results presented herein are an estimate and subject to the completion of the Company’s financial closing and other procedures and finalization of the Company’s consolidated financial statements for its year ended June 30, 2025, including the completion of the audit of the Company’s financial statements. Accordingly, actual financial and operating results that will be reflected in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, including its audited financial statements, when they are completed and publicly disclosed may differ from these preliminary results. In addition, any statements regarding the Company’s estimated financial performance for the fourth fiscal quarter 2025 do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the quarterly period ended June 30, 2025. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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